UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 17, 2017
CBS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-09553	04-2949533
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

51 West 52nd Street, New York, New York	10019
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 975-4321
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.04    Temporary Suspension of Trading Under Registrant's Employee Benefit Plans.

On November 17, 2017, a notice was sent to CBS Corporation’s (“CBS”) directors and executive officers (the “Updated Notice”), which updated the notice sent to them on October 19, 2017 regarding restrictions on their purchasing, selling or otherwise acquiring or transferring shares of CBS Class A common stock, CBS Class B common stock and derivative securities, subject to certain exceptions, in connection with CBS’ offer to exchange its shares of CBS Radio Inc. common stock for shares of outstanding CBS Class B common stock, which was launched on October 19, 2017 (the “Exchange Offer”). The notice indicated that such trading restrictions would begin on November 10, 2017, at 1:00 p.m. Eastern Time, and end during the week of December 3, 2017 but could be shortened if the number of participants in the CBS 401(k) Plan and CBS Radio 401(k) Plan who participate in the Exchange Offer (“401(k) Participants”) did not meet a threshold.  The Updated Notice indicated that the number of 401(k) Participants was less than the threshold and, as a result, CBS’ directors and executive officers were no longer subject to trading restrictions pursuant to Section 306 of the Sarbanes-Oxley Act of 2002 and Regulation BTR (Blackout Trading Restriction).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBS CORPORATION
(Registrant)

By:	/s/ Lawrence P. Tu
	Name:	Lawrence P. Tu
	Title:	Senior Executive Vice President and Chief Legal Officer

Date: November 17, 2017